Exhibit (d)(4)
POWER OF ATTORNEY
     Each of the undersigned does hereby appoint Kurt M. Swenson his or its true and lawful attorney-in-fact, for the purpose of, from time to time, executing in his or its name and on his or its behalf, any and all amendments to the Statement on Schedule 13E-3 filed by Swenson Granite Company LLC and the group including the same acting for the purpose of reporting information in connection with the Agreement and Plan of Merger, dated as of October 18, 2010, among Rock of Ages Corporation, Swenson Granite Company LLC and Granite Acquisition, LLC which such attorney-in-fact shall determine to be necessary or appropriate to comply with the reporting requirements of Section 13(e)(3) of the Securities Exchange Act of 1934, as amended, and filing the same with the U.S. Securities and Exchange Commission on behalf of the undersigned, and delivering, furnishing or filing any such documents as exhibits thereto, and giving and granting to such attorney-in-fact the power and authority to act in the premises as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by the attorney-in-fact shall be conclusively evidenced by such person’s execution, delivery, furnishing or filing of the applicable document. This power of attorney shall remain in effect until expressly revoked in writing by the undersigned.
     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date set forth below.

SWENSON GRANITE COMPANY LLC

Date: October 29, 2010	By:	/s/ Kurt M. Swenson
Kurt M. Swenson, Chairman

KURT M. SWENSON REVOCABLE
TRUST OF 2000

Date: October 29, 2010	By:	/s/ Kurt M. Swenson
Kurt M. Swenson, Trustee

THE KEVIN C. SWENSON REVOCABLE
TRUST OF 1994 U/D/T 3-10-94

Date: October 29, 2010	By:	/s/ Kevin C. Swenson
Kevin C. Swenson, Trustee

Date: October 29, 2010		/s/ Robert L. Pope

Robert L. Pope

Date: October 29, 2010		/s/ Nancy F. Pope

Nancy F. Pope

RICHARD C. KIMBALL IRA

Date: October 29, 2010	By:	/s/ Richard C. Kimball
Richard C. Kimball

CHRISTINA W. KIMBALL REVOCABLE
TRUST OF 2-21-2001

Date: October 29, 2010	By:	/s/ Christina W. Kimball
Christina W. Kimball, Trustee

Date: October 29, 2010		/s/ Richard C. Kimball

Richard C. Kimball, joint tenant

Date: October 29, 2010		/s/ Christina W. Kimball

Christina W. Kimball, joint tenant

Date: October 29, 2010		/s/ Charles M. Waite

Charles M. Waite

Date: October 29, 2010		/s/ Karen Swenson

Karen Swenson

LOIS S. MOORE REVOCABLE TRUST

Date: October 29, 2010	By:	/s/ Lois S. Moore
Lois S. Moore, Trustee

Date: October 29, 2010	/s/ Peter B. Moore

Peter B. Moore

Date: October 29, 2010	/s/ Peter A. Friberg

Peter A. Friberg

Date: October 29, 2010	/s/ Guy A. Swenson, III

Guy A. Swenson, III

Date: October 29, 2010	/s/ Jon M. Gregory

Jon M. Gregory